EDUCATION REALTY TRUST ANNOUNCES SECOND QUARTER 2011 RESULTS - Raises 2011 Core FFO Per Share Guidance -

MEMPHIS, TN, July 21, 2011 - Education Realty Trust Inc. (NYSE:EDR), a leader in the ownership, development and management of collegiate housing, today announced operating results for the quarter ended June 30, 2011.

Second Quarter Highlights

•
Core FFO per share/unit was $0.11 as compared to $0.12 for the prior year, resulting from currently unutilized investment capacity from the first quarter equity raise that increased outstanding shares 24%;

•
Same-community net operating income for the quarter increased 1.3% on a 2.2% increase in revenue and a 3.2% increase in operating expenses.  Year to date same-community net operating income increased 2.9%;

•	113 basis point improvement in preleasing with the same-community portfolio 85.0% preleased for the 2011/2012 lease term, compared to 83.9% at this time last year;

•	Anticipated net rental rate increase of 4.0% for the 2011/2012 lease term;

•	Completed the acquisition of a 167-bed historic community adjacent to the University of California, Berkeley for $16.3 million;

•	Commenced construction on developments at the University of Connecticut, the University of Alabama and Syracuse University, representing an aggregate of 1,586 beds and $119.9 million in project costs;

•	Signed two new management contracts and renewed contracts with ten existing third-party management customers;

•	Raised the quarterly dividend 40% to $0.07 per share; and

•	Completed the sale of two non-core communities, Clayton Station and Collegiate Village, to the respective universities they serve for a total of $28.0 million.

“The solid year to date operating results, outstanding preleasing for Fall 2011 and robust development pipeline are encouraging,” said Randy Churchey, Education Realty Trust’s president and chief executive officer.  “We are well positioned to capitalize on our excellent industry reputation, national footprint, and strong balance sheet to capture the numerous emerging opportunities, creating meaningful shareholder value.”

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the second quarter of 2011 was $0.6 million, or $0.01 per diluted share, compared to a loss of $0.6 million, or a loss of $0.01 per diluted share, for the same period in 2010.

Funds From Operations

Core FFO for the second quarter of 2011 was $8.4 million as compared to $7.0 million in the prior year.  Funds from operations (“FFO”) for the second quarter of 2011 was $6.4 million compared to $6.9 million for the same period last year.  FFO per share/unit for the second quarter was $0.09 compared to $0.12 in the second quarter of 2010.  The decline in FFO was the result of portfolio repositioning transactions in late 2010 and early 2011 and an increase in straight-line ground lease expense partially offset by improved operating results from our same-community portfolio and third-party development services.

A reconciliation of FFO and Core FFO to net income is included with the financial tables accompanying this release.

Same-Community Results

Net operating income was $13.1 million for the second quarter of 2011, an increase of 1.3%, or $0.2 million, from the prior year.  This growth in operating income was the result of a 2.8%, or $0.6 million, increase in net apartment rent, a $0.1 million decline in other revenue and a 3.2%, or $0.3 million, increase in operating expenses.

The growth in revenue was driven by a 1.2% increase in occupancies, a 1.6% increase in net rental rates and a 0.6% decline related to summer camp income in other revenue.  Operating expenses grew 3.2% for the quarter, which includes the impact of real estate tax refunds recorded in the second quarter of 2010.  The Company anticipates full year operating expense growth to remain within the range of 2 to 3%.

Year to date net apartment rent is up 3.0%, other revenue is down 0.2%, operating expenses are up 2.8% and net operating income is up 2.9% over the prior year.

Preleasing for Fall 2011

Same-community preleasing for the 2011/2012 lease term is 113 basis points ahead of the prior year in occupancy with 85.0% of beds preleased for the fall.  Net rental rates for the 2011/2012 lease term are currently projected to be approximately 4.0% ahead of the prior lease term.

The Company provides a property-by-property leasing schedule in its quarterly earnings supplement located at http://www.snl.com/irweblinkx/yearlypresentations.aspx?iid=4095382

Investment Activity Second Quarter 2011

The Company completed the purchase of a historic community adjacent to the University of California, Berkeley for a total purchase price of approximately $16.3 million.  The Westminster House community, comprised of two buildings adjacent to the north and south sides of the campus, contains a total of 167 beds.

In July, the Company hosted a ground breaking ceremony celebrating the commencement of construction on The Oaks on the Square, a 287-unit, $48.8 million community at Storrs Center, a mixed-use town center adjacent to the University of Connecticut.  The $24.4 million first phase, which consists of 127 units, is scheduled to open Summer 2012 and the second phase is scheduled to open Summer 2013.

Construction on a 774-bed, $41.4 million apartment community adjacent to the eastern edge of the University of Alabama campus in Tuscaloosa commenced in July. The community is scheduled to open in Summer 2012 and will be jointly owned with The Edwards Companies, who is also constructing the project.  The Company will be the 90% owner of the joint venture and will manage the community upon completion.

The Company finalized the ground lease and commenced construction of its second company-owned apartment community on the campus of Syracuse University.  Scheduled to open in Summer 2012, the 312-bed $29.7 million apartment community is being developed through the Company’s On-Campus Equity plan — or The ONE PlanSM.

Tom Trubiana, Education Realty Trust’s executive vice president and chief investment officer commented, “During the first half of 2011 we have made meaningful progress in sourcing new opportunities to develop, acquire and own communities.  Leveraging our strong industry reputation and deep relationships throughout the country, our pipeline continues to grow and will provide us with external growth opportunities over the next few years.”

Portfolio Repositioning and Capital Recycling

The Company completed the sale of two non-core assets, Collegiate Village, serving Macon State, and Clayton Station, serving Clayton State, that had been master leased to the respective universities.  The transactions were completed during the second quarter of 2011 for an aggregate sale price of $28.0 million.  The net proceeds of just under $28.0 million will be used to fund development and acquisition activity and for general working capital purposes.

Capital Structure

On June 30, 2011, the Company had cash and cash equivalents totaling $71.3 million and had nothing outstanding on its revolving credit facility.  Based on current unencumbered assets, the Company’s borrowing base under the credit facility is approximately $95.0 million.  The Company’s debt to gross assets was 35.3%, its net debt to EBITDA was 5.3x, and its interest coverage ratio was 2.4x.

Earnings Guidance and Outlook

Based upon management’s current estimates of market conditions and future operating results, the Company is raising its guidance for full year 2011 Core FFO per share/unit to a range of $0.40 to $0.43 from its previous guidance range of $0.38 to $0.42.  This is the second upward adjustment to 2011 Core FFO guidance and reflects additional capital deployment in the second quarter and general improvement in operating results during the year.  Consistent with prior guidance, this outlook does not include the impact of any of the following that have not already occurred and been announced by the Company: investment of the $71.3 million of existing cash at June 30, 2011, dispositions, acquisitions, new third-party development or management contracts, additional ONE Plan developments, capital transactions or corporate restructuring costs.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Thursday, July 21, 2011.  The call will be hosted by Randy Churchey, president and chief executive officer, Randy Brown, executive vice president and chief financial officer, Tom Trubiana, executive vice president and chief investment officer and Christine Richards, senior vice president of property operations.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 941-1427, and participants from outside the U.S. may dial (480) 629-9664.  Participants may also access the call via live webcast by visiting the company’s investor relations Web site at www.educationrealty.com.

The replay of the call will be available at approximately 7:00 p.m. Eastern Time on July 21, 2011 through midnight Eastern Time on August 4, 2011.  To access the replay, the domestic dial-in number is (800) 406-7325, the international dial-in number is (303) 590-3030, and the passcode is 4452143.  The archive of the webcast will be available on the company’s Web site for a limited time.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, Core FFO, FFO and prospects to differ materially from those expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our most recent Annual Report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and, except as otherwise may be required by law, the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO available to all stockholders and unitholders because it considers it to be an important supplemental measure of the Company’s operating performance, assists in the comparison of our operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the Company also excludes the impact of noncontrolling interests in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

The Company also uses core funds from operations, or Core FFO, as an operating measure.  Core FFO is defined as FFO adjusted to include the economic impact of revenue on participating projects for which recognition is deferred for GAAP purposes.  The adjustment for this revenue is calculated on the same percentage of completion method used to recognize revenue on third-party development projects.  Core FFO also includes adjustments to exclude the impact of straight-line adjustment for ground leases, gains/losses on extinguishment of debt, transaction costs related to acquisitions, impairment losses and reorganization or severance costs.  The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets.  In addition the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

About Education Realty Trust

Education Realty Trust Inc. (NYSE:EDR) is one of America’s largest owners, developers and managers of collegiate housing. EDR is a self-administered and self-managed real estate investment trust that owns or manages 56 communities in 23 states with nearly 34,000 beds within more than 10,500 units. For more information please visit the company's web site at www.educationrealty.com.

Contact:
Brad Cohen
ICR, LLC
203-682-8211
bcohen@icrinc.com

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Collegiate housing properties, net	$661,535	$652,603
Collegiate housing properties - held for sale	-	45,044
Assets under development	11,527	1,146
Cash and cash equivalents	71,289	6,958
Restricted cash	3,560	4,791
Other assets	35,372	26,743

Total assets	$783,283	$737,285

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium/discount	$329,989	$367,631
Revolving line of credit	-	3,700
Accounts payable and accrued expenses	22,346	18,929
Deferred revenue	9,355	12,243
Total liabilities	361,690	402,503

Commitments and contingencies	-	-

Redeemable noncontrolling interests	10,053	10,039

Equity:
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized,
71,990,538 and 58,657,056 shares issued and outstanding at
June 30, 2011 and December 31, 2010, respectively	720	587
Preferred shares, $0.01 par value, 50,000,000 shares authorized,
no shares issued and outstanding	-	-
Additional paid-in capital	500,283	414,850
Accumulated deficit	(89,463)	(90,694)
Total stockholders’ equity	411,540	324,743

Total liabilities and stockholders’ equity	$783,283	$737,285

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)
Unaudited
	Three months ended June 30,
	2011	2010
Revenues:
Collegiate housing leasing revenue	$25,613	$23,335
Third-party development services	1,073	648
Third-party management services	745	707
Operating expense reimbursements	2,018	1,957
Total revenues	29,449	26,647

Operating expenses:
Collegiate housing leasing operations	11,271	10,375
Development and management services	1,316	1,270
General and administrative	2,392	2,359
Severance, development pursuit and acquisition costs	208	407
Depreciation and amortization	7,106	5,947
Ground leases	1,366	83
Reimbursable operating expenses	2,018	1,957
Total operating expenses	25,677	22,398

Operating income	3,772	4,249

Nonoperating expenses:
Interest expense	4,642	4,888
Amortization of deferred financing costs	284	312
Interest income	(47)	(110)
Total nonoperating expenses	4,879	5,090

Loss before equity in income (losses) of unconsolidated entities, income taxes and discontinued operations	(1,107)	(841)

Equity in earnings (losses) of unconsolidated entities	(23)	7
Loss before income taxes and discontinued operations	(1,130)	(834)
Less: Income tax benefit	(371)	(102)
Loss from continuing operations	(759)	(732)
Income from discontinued operations	1,275	130
Net income (loss)	516	(602)

Less: Net loss attributable to the noncontrolling interests	(60)	(12)
Net income (loss) attributable to Education Realty Trust, Inc.	$576	$(590)

Earnings per share information:
Net income (loss) attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:	$0.01	$(0.01)

Weighted-average share of common stock outstanding – basic and diluted	72,209	56,933

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)
Unaudited
	Six months ended June 30,
	2011	2010
Revenues:
Collegiate housing leasing revenue	$52,312	$47,837
Third-party development services	2,349	1,341
Third-party management services	1,579	1,573
Operating expense reimbursements	3,873	3,865
Total revenues	60,113	54,616

Operating expenses:
Collegiate housing leasing operations	22,532	21,049
Development and management services	2,647	2,583
General and administrative	4,874	4,885
Severance, development pursuit and acquisition costs	152	868
Depreciation and amortization	13,845	11,848
Ground leases	2,732	165
Reimbursable operating expenses	3,873	3,865
Total operating expenses	50,655	45,263

Operating income	9,458	9,353

Nonoperating expenses:
Interest expense	9,384	9,875
Amortization of deferred financing costs	568	624
Interest income	(92)	(227)
Loss on extinguishment of debt	351	-
Total nonoperating expenses	10,211	10,272

Loss before equity in earnings (losses) of unconsolidated entities, income taxes and discontinued operations	(753)	(919)

Equity in earnings (losses) of unconsolidated entities	(18)	86
Loss before income taxes and discontinued operations	(771)	(833)
Less: Income tax benefit	(218)	(177)
Loss from continuing operations	(553)	(656)
Income from discontinued operations	1,935	435
Net income (loss)	1,382	(221)

Less: Net income attributable to the noncontrolling interests	151	199
Net income (loss) attributable to Education Realty Trust, Inc.	$1,231	$(420)

Earnings per share information:
Net income (loss) attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:	$0.02	$(0.01)

Weighted-average share of common stock outstanding – basic and diluted	71,527	56,847

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO AND CORE FFO
(Amounts in thousands, except per share data)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net income (loss) attributable to Education Realty Trust, Inc.	$576	$(590)	$1,231	$(420)

Gain on sale of collegiate housing assets (4)	(1,445)	-	(2,388)	-
Real estate related depreciation and amortization	6,983	5,845	13,603	11,640
Equity portion of real estate depreciation and amortization on equity investees	111	124	221	248
Depreciation and amortization of discontinued operations	235	1,528	501	3,043
Noncontrolling interests	(60)	(12)	151	199
Funds from operations (“FFO”)	$6,400	$6,895	$13,319	$14,710
FFO adjustments:
Loss on extinguishment of debt (4)	-	-	757	-
Acquisition costs	202	-	373	-
Straight-line adjustment for ground leases (3)	1,053	-	2,106	-
Reorganization/severance costs, net of tax	-	134	-	307
FFO adjustments	1,255	134	3,236	307

FFO on Participating Developments: (2)
Interest on loan to Participating Development	393	-	678	-
Development fees on Participating Development, net of costs and tax	317	-	519	-
FFO on Participating Developments	710	-	1,197	-

Core funds from operations (“Core FFO”)	$8,365	$7,029	$17,752	$15,017

FFO per weighted average share/unit (1)	$0.09	$0.12	$0.18	$0.25

Core FFO per weighted average share/unit (1)	$0.11	$0.12	$0.24	$0.26

Weighted average shares/units (1)	73,320	58,186	72,638	58,141

Notes:
(1)	FFO and Core FFO per weighted average share/unit were computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.
(2)
FFO on participating developments represents the economic impact of interest and fees not recognized in net income due to the Company having a participating investment in the third-party development.  The adjustment for development fees is  recognized under the same percentage of completion method of accounting used for third-party development fees.  The adjustment for interest income is based on terms of the loan.

(3)
This represents the straight-line rent expense adjustment required by GAAP related to ground leases at two communities.  As the ground lease terms range from 40 to 99 years, the adjustment to straight-line these agreements becomes material to our operating results, distorting the economic results of the communities.  For the three and six months ended June 30, 2011, the adjustment includes $996 and $1,992 related to The GrandMarc at the Corner at the University of Virginia and $57 and $114 related to University Village on Colvin in Syracuse, respectively.

(4)	All of or a portion of these amounts are included in discontinued operations and are not visible on the face of our statement of operations.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
2011 GUIDANCE – RECONCILIATION OF FFO
(Amounts in thousands, except per share data)
Unaudited

The following is a reconciliation of the Company’s 2011 FFO guidance to net loss attributable to Education Realty Trust, Inc.:

	Year ending December 31, 2011
	Low End	High End

Net loss attributable to Education Realty Trust, Inc.	$(5,022)	$(3,137)

Real estate related depreciation and amortization	27,300	27,300
Equity portion of real estate depreciation and amortization on equity investees	450	450
Noncontrolling interest	300	340
Funds from operations ("FFO")	$23,028	$24,953

FFO adjustments:
Straight-line adjustment for ground leases (3)	4,200	4,200
FFO adjustments	4,200	4,200

FFO on Participating Developments: (2)
Interest on loan to Participating Development	1,597	1,597
Development fees on Participating Development, net of costs and taxes	375	640
FFO on Participating Developments	1,972	2,237

Core funds from operations ("Core FFO")	$29,200	$31,390

Core FFO per weighted average share/unit (1)	$0.40	$0.43

Weighted average shares/units (1)	73,000	73,000

(1)	Notes: Core FFO per weighted average share/unit was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.
(2)
FFO on participating developments represents the actual economic impact of interest and fees not recognized in net income due to the Company having a participating investment in the third-party development. The adjustment for development fees is recognized under the same percentage of completion method of accounting used for third-party development fees. The adjustment for Interest income is based on terms of the loan.

(3)
This represents the straight-line rent expense adjustment required by GAAP related to ground leases at two of our communities. Terms of the ground leases include an increase in annual rents based on the higher of 3% or the consumer price index. Due to the fixed nature of the 3% floor, GAAP requires rent expense to be straight-lined over the lease period. As our ground lease terms range from 40 to 99 years, the adjustment to straight-line these inflation type rent increases becomes material to our operating results, distorting the true economic results of the communities by matching today's resident rental revenue against future year's ground lease expense. For the year ended December 31, 2011, the adjustment includes $4.0 million related to the recently acquired GrandMarc community at the University of Virginia and $0.2 million related to University Village on Colvin in Syracuse.